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                                                                     EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT


                                   State of                Name Under Which
      Subsidiary                 Incorporation              Does Business
      ----------                 -------------              -------------
The Bank of Nashville              Tennessee            The Bank of Nashville